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                                                                  EXHIBIT (h)(4)

                          PROSPECT SERVICING AGREEMENT

         THIS AGREEMENT is made and entered into as of this 14th day of May, 2001, by and among Lindner Investments, a Massachusetts business trust (the "Trust"), Lindner Asset Management, Inc., a Michigan corporation (the "Adviser"), Quasar Distributors, LLC, a Delaware limited liability company ("Distributor"), and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company ("FMFS").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, as an open-end management company, and is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

         WHEREAS, the Adviser is duly registered under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws, as an investment adviser;

         WHEREAS, the Adviser serves as investment adviser to each series of the Trust;

         WHEREAS, FMFS provides fulfillment services to mutual funds;

         WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, the Trust and the Adviser desire to retain FMFS to provide fulfillment services for each series of the Corporation and any additional series of the Trust listed on Exhibit A attached hereto (each a "Fund" and collectively the "Funds"), as amended from time to time.

         NOW, THEREFORE, the parties agree as follows:

1.       DUTIES AND RESPONSIBILITIES OF FMFS

         A. Answer all prospective shareholder calls concerning the Fund(s).

         B. Send all available Fund material requested by the prospect within 24 hours from time of call.

         C. Receive and update all Fund fulfillment literature so that the most current information is sent and quoted.

         D. Provide 24 hour answering service to record prospect calls made after hours (7 p.m. to 8 a.m. Central Time).

         E.       Maintain and store Fund fulfillment inventory.

         F. Send periodic fulfillment reports to the Trust and Adviser as agreed upon between the parties.



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2.       DUTIES AND RESPONSIBILITIES OF THE DISTRIBUTOR

         A. Provide Fund fulfillment literature updates to FMFS as necessary.

         B. File with the National Association of Securities Dealers, Inc., Securities and Exchange Commission and state regulatory agencies, as appropriate, all fulfillment literature that the Fund(s) request FMFS send to prospective shareholders.

         C. Supply FMFS with sufficient inventory of fulfillment materials as requested from time to time by FMFS.

         D. Provide FMFS with any sundry information about the Fund(s) in order to answer prospect questions.

3.       COMPENSATION

         As compensation for the services performed and the expenses assumed by FMFS under this Agreement, the Trust shall, to the extent permissible under applicable law, pay FMFS such fees and expenses as set forth in Exhibit A to this Agreement, which are payable within ten days of receipt of invoice. To the extent such fees are not payable by the Trust, the Adviser shall be responsible for paying the remaining amount of fees to FMFS.

4.       PROPRIETARY AND CONFIDENTIAL INFORMATION

         FMFS and the Distributor agree on behalf of themselves and their directors, officers, and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where FMFS and the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

5.       INDEMNIFICATION

         The Distributor agrees to indemnify FMFS from any liability arising out of the distribution of fulfillment literature that has not been filed with the appropriate Federal and State Regulatory Agencies. FMFS agrees to indemnify the Trust from any liability arising from the improper use of fulfillment literature during the performance of its duties and responsibilities identified in this Agreement. FMFS will be liable for bad faith, gross negligence or willful misconduct on its part in its duties under this Agreement.



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6.       TERMINATION

         This Agreement may be terminated by any party upon 90 days' written notice.

         FMFS is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust's Declaration of Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of such series. FMFS further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of a series of the Trust, or from the trustees or any individual trustee of the Trust.

7.       NO AGENCY RELATIONSHIP

         Nothing herein contained shall be deemed to authorize or empower FMFS to act as agent for any other party to this Agreement, or to conduct business in the name of, or for the account of any other party to this Agreement.

8.       DATA NECESSARY TO PERFORM SERVICES

         The Trust or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If FMFS is also acting in another capacity for the Trust, nothing herein shall be deemed to relieve FMFS of any of its obligations in such capacity.

9.       NOTIFICATION OF ERROR

         The Trust will notify FMFS of any discrepancy between FMFS and the Trust, including, but not limited to, failing to account for a security position in a Fund's portfolio, by the later of: within five (5) business days after receipt of any written reports rendered by FMFS to the Trust; within five (5) business days after discovery of any error or omission not covered in the balancing or control procedure; or within five (5) business days of receiving written notice from any shareholder.

10.      GOVERNING LAW

         This Agreement shall be construed in accordance with the laws of the state of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.




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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.

LINDNER INVESTMENTS                         LINDNER ASSET MANAGEMENT, INC.


By: /S/ DOUG T. VALASSIS                    By: /S/ ROBERT L. MILLER
        Chairman                                Vice President


FIRSTAR MUTUAL FUND SERVICES, LLC           QUASAR DISTRIBUTORS, LLC


By: /S/ ROBERTJ. KERN                       By: /S/ ROBERT J. KERN
Title: Senior Vice President                Title:  Senior Vice President





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                          PROSPECT SERVICING AGREEMENT
                               ANNUAL FEE SCHEDULE

                                                                       EXHIBIT A


FUND                                                                   DATE ADDED
----                                                                   ----------
Lindner Large-Cap Fund                                                 May 14, 2001
Lindner Small-Cap Fund                                                 May 14, 2001
Lindner Asset Allocation Fund                                          May 14, 2001
Lindner Utility Fund                                                   May 14, 2001
Lindner Market Neutral Fund                                            May 14, 2001
Lindner Government Money Market Fund                                   May 14, 2001




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                        FIRSTAR MUTUAL FUND SERVICES, LLC
                               PROSPECT SERVICING
                               ANNUAL FEE SCHEDULE

FULL SERVICE (INBOUND TELESERVICING AND KIT ASSEMBLY AND MAILING)

TIER 1 (0-50 orders per month)
Account Management                           $   300/month

TIER 2 (51-250 orders per month)
Account Management                           $  300/month
First 50 orders                              NC
Per order over 50                            $   4.00/order

TIER 3 (251-500 orders per month)
Account Management                           $ 1,000/month
First 250 orders                             NC
Per order over 250                           $   3.50/order

TIER 4 (over 500 orders per month)
Account Management                           $ 2,000/month
First 500 orders                             NC
Per order over 500                           $   3.00/order

Service includes account management, lead reporting, call servicing, database management, kit assembly and mailing (excluding postage and materials).


INBOUND TELESERVICING (ONLY)

Account Management         $100/month
Call Servicing             $.99/minute

Base Reporting Services    Included.

Assumes that client is responsible for costs associated with order delivery.


LEAD CONVERSION REPORTING

Account Management                    $   700/month
Database Installation, Setup          $1,500/fund group


WEB ON-LINE FUND FULFILLMENT

Account Management         $   500/month
Installation, Setup        $      0 (NC)
Per Retail Request         $   .40/retail request
Per Intermediary Request   $   .60/retail request


FOLLOW-UP SERVICES

Correspondence             $2.00/letter
E-mail Correspondence      (Separate Quote)*
Telemarketing              (Separate Quote)*
Customized Services        (Separate Quote)*

*Dependent upon client requirements

All fees are billed monthly plus out-of-pocket expenses, including, but not limited to:

         Customized reporting development ($150.00/hour)
         Postage, stationery
         Programming, special reports
         Retention of records
         File transmission charges
         Legal expenses
         All other out-of-pocket expenses




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